Exhibit 99.2  Certification required by the Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.


Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that (1) this Quarterly Report of Capital City Bank Group, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the Company at September 30, 2002 and December 31, 2001 and its results of operations for the three-month and nine-month periods ended September 30, 2002.



/s/ J. Kimbrough Davis
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J. Kimbrough Davis
Executive Vice President and
Chief Financial Officer



Date:  November 14, 2002
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